Exhibit 23.1

PCAOB Registered Auditors – www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1/A of Interlink Plus, Inc., of our report dated July 23, 2015 on our audit of the financial statements of Interlink Plus, Inc. as of June 30, 2015, and the related statements of operations, stockholders’ equity and cash flows for the year ended June 30, 2015, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

August 26, 2015